EXHIBIT 99.1
Driven by Strong Demand, ImmunityBio Reports 467% Year-to-Date Unit Growth
and $75 Million in Sales Year-to-Date, Up 434% from Q3 2024
•Q3 2025 Revenue and Other Income Growth with Continued Strong Sales Momentum: $33.7 million of total revenue and other income, up from $26.4 million in Q2 2025.
•Product Revenue: Up 434% in Q3 2025 versus Q3 2024, with year-to-date sales of $74.7 million.
•ANKTIVA® Unit Growth: 467% unit sales volume growth in year-to-date 2025 compared to fiscal year 2024.
•Cash Position: $257.8 million in cash, cash equivalents, and marketable securities as of September 30, 2025, up from $153.7 million as of June 30, 2025.
•Glioblastoma: Early results from the first five recurrent glioblastoma patients treated with ANKTIVA plus the Optune Gio® device in combination with PD-L1 CAR-NK showed 100% disease control, including three responses (two near complete) and two cases of stable disease. Lymphocyte counts increased in all five patients. Based on these findings, ImmunityBio is initiating a randomized registration trial for second line GBM patients.
•Non-Small Cell Lung Cancer (NSCLC): ImmunityBio has initiated enrollment in ResQ201A, a global, randomized Phase 3 study evaluating ANKTIVA in combination with TEVIMBRA® (BeOne) and docetaxel versus docetaxel alone in patients with checkpoint inhibitor-resistant NSCLC.
•Non-Hodgkin Lymphoma: Early results from the Company’s QUILT.106 trial showed promising complete responses in the first two patients with late-stage Waldenstrom macroglobulinemia treated to date using its CD19 CAR-NK natural killer cell therapy.
•Papillary NMIBC: The Company shared updated QUILT-3.032 trial data showing durable 36-month progression-free survival and bladder-sparing benefits of ANKTIVA plus Bacillus Calmette-Guérin (BCG). In addition, ImmunityBio has applied to the National Comprehensive Cancer Network (NCCN) to seek expansion of the BCG-unresponsive non-muscle invasive bladder cancer (NMIBC) guidelines to include papillary-only disease in addition to carcinoma in situ (CIS) with or without papillary tumors. The NCCN reviewed the submission at its August 2025 meeting, and the Company is awaiting their decision.
•ANKTIVA Access Update: ANKTIVA selected as preferred drug of choice for NMIBC patients with CIS, with or without papillary tumors by a large medication contracting organization with ~80 million lives under management. The Company remains committed to patients through the expansion of the recombinant BCG (rBCG) early access program (EAP) and its copay assistance program with as low as $25 copay payments for qualifying patients.

ImmunityBio Reports Operational and Financial Results

CULVER CITY, Calif. — November 4, 2025 — ImmunityBio, Inc. (NASDAQ: IBRX), a leading immunotherapy company, today announced its financial results for the fiscal quarter and nine months ended September 30, 2025.
In the third quarter of 2025, ImmunityBio reported $31.8 million of product revenue, representing a 434% increase from $6.0 million in the third quarter of 2024. This growth reflects continued commercial traction of ANKTIVA in combination with BCG in BCG-unresponsive NMIBC with CIS with or without papillary tumors. The first three quarters of 2025 sales totaling $74.7 million represents a 467% increase in unit volume during the first three quarters of 2025 versus the last three quarters of 2024. The Company ended the quarter with $257.8 million in cash, cash equivalents, and marketable securities as of September 30, 2025.
“We are pleased with the continued strong demand for ANKTIVA in NMIBC CIS. Unit sales grew nearly 6X year-to-date compared with full-year 2024, reflecting adoption both at leading research centers and in community urology clinics, including rural areas,” said Richard Adcock, President and CEO of ImmunityBio. “ANKTIVA’s total response rate continues to gain momentum with payors as it was recently added as the preferred drug in its indication by a large medication contracting organization covering ~80 million lives. Additionally, enrollment in the rBCG EAP nearly doubled this quarter, underscoring the urgent need to address the BCG shortage. On the clinical side of the business, our BCG-naïve study is enrolling well, and we are optimistic about the potential to expand ANKTIVA’s reach to an even broader population of bladder cancer patients in the near future.”
“We continue to achieve compelling results with the core components of our BioShield™ platform, demonstrated by sustained demand for ANKTIVA in bladder cancer and encouraging data this quarter showing its potential to reverse lymphopenia in non-small cell lung cancer,” said Dr. Patrick Soon-Shiong, Founder, Executive Chairman and Global Chief Scientific and Medical Officer, of ImmunityBio. “ANKTIVA also showed strong data in achieving disease control in glioblastoma, an extremely difficult to treat cancer. We are excited about the growth opportunities for our science and its potential to address many more unmet needs.”
Third-Quarter Ended September 30, 2025 Financial Summary and Comparison to Prior Year Quarter
Product Revenue, Net
Product revenue, net increased $25.8 million during the three months ended September 30, 2025, as compared to the three months ended September 30, 2024, due to an increase in sales of ANKTIVA, which was approved in April 2024.
Research and Development Expense
Research and development (R&D) expense increased $0.8 million to $51.2 million during the three months ended September 30, 2025, as compared to $50.4 million during the three months ended September 30, 2024. The increase was due to higher manufacturing costs and higher distribution costs driven by more production and clinical trial activities, and higher license fees, partially offset by fewer sponsored research agreements.

ImmunityBio Reports Operational and Financial Results

Selling, General and Administrative Expense
Selling, general and administrative (SG&A) expense increased $0.4 million to $36.3 million during the three months ended September 30, 2025, as compared to $35.9 million during the three months ended September 30, 2024. The increase was due to higher costs related to headcount, partially offset by lower costs related to litigation settlements and commercial consulting activities.
Net Loss Attributable to ImmunityBio Common Stockholders
Net loss attributable to ImmunityBio common stockholders was $67.3 million during the three months ended September 30, 2025, compared to $85.7 million during the three months ended September 30, 2024. The reduction of loss was primarily driven by increased product revenue and lower related-party interest expense, partially offset by an increase in interest expense related to the revenue interest liability, and changes in the fair value of warrant liabilities, a related-party convertible note and derivative liabilities.
Nine Months Ended September 30, 2025 Financial Summary and Comparison to
Prior Year Nine Months
Product Revenue, Net
Product revenue, net increased $67.8 million during the nine months ended September 30, 2025, as compared to the nine months ended September 30, 2024, due to an increase in sales of ANKTIVA, which was approved in April 2024.
Research and Development Expense
R&D expense decreased $0.2 million to $154.7 million during the nine months ended September 30, 2025, as compared to $154.9 million during the nine months ended September 30, 2024. The decrease was mainly due to a reduction in outside service costs, CMO fees and drug materials purchased and used in manufacturing, partially offset by an increase in clinical trial costs and by higher manufacturing costs driven by increased production activities.
Selling, General and Administrative Expense
SG&A expense decreased $15.8 million to $111.3 million during the nine months ended September 30, 2025, as compared to $127.1 million during the nine months ended September 30, 2024. The decrease was primarily driven by lower costs related to litigation settlements and commercial consulting activities, partially offset by higher stock-based compensation expense, recruiting and training expenses, salaries, benefits and commissions, and travel expenses due to growing sales and marketing activities.
Net Loss Attributable to ImmunityBio Common Stockholders
Net loss attributable to ImmunityBio common stockholders was $289.5 million during the nine months ended September 30, 2025, compared to $354.4 million during the nine months ended September 30, 2024. This reduction of loss was primarily driven by increased product revenue, lower SG&A expense described above, lower related-party interest expense, and changes in the fair value of warrant liabilities, partially offset by changes in the fair value of derivative liabilities and a related-party convertible note, an increase in interest expense related to the revenue interest liability, and lower interest and investment income.

ImmunityBio Reports Operational and Financial Results

ImmunityBio, Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited; in thousands, except per share amounts)	2025	2024	2025	2024

Revenue
Product revenue, net	$31,780	$5,954	$74,710	$6,944
Other revenues	281	152	293	249
Total revenue	32,061	6,106	75,003	7,193
Operating costs and expenses
Cost of sales	177	—	371	—
Research and development	48,661	48,419	147,067	148,573
Research and development – related parties	2,571	2,024	7,635	6,350
Selling, general and administrative	35,508	35,091	109,347	125,121
Selling, general and administrative – related parties	774	825	1,927	1,931
Total operating costs and expenses	87,691	86,359	266,347	281,975
Loss from operations	(55,630)	(80,253)	(191,344)	(274,782)
Other income (expense), net:
Interest and investment income, net	2,067	1,798	4,107	6,788
Interest expense – related party	(15,256)	(29,322)	(46,043)	(88,567)
Change in fair value of warrant and derivative liabilities, and related-party convertible note	14,025	32,938	(16,438)	30,306
Interest expense related to revenue interest liability	(12,302)	(10,925)	(39,241)	(28,154)
Interest expense	(26)	—	(49)	(32)
Other (expense) income, net	(187)	12	(506)	(25)
Total other expense, net	(11,679)	(5,499)	(98,170)	(79,684)
Loss before income taxes and noncontrolling interests	(67,309)	(85,752)	(289,514)	(354,466)
Income tax benefit	35	—	—	—
Net loss	(67,274)	(85,752)	(289,514)	(354,466)
Net loss attributable to noncontrolling interests, net of tax	(21)	(23)	(60)	(64)
Net loss attributable to ImmunityBio common stockholders	$(67,253)	$(85,729)	$(289,454)	$(354,402)

Net loss per ImmunityBio common share – basic	$(0.07)	$(0.12)	$(0.32)	$(0.52)
Net loss per ImmunityBio common share – diluted	$(0.07)	$(0.14)	$(0.32)	$(0.53)
Weighted-average number of common shares used in computing net loss per share – basic	946,601	695,895	896,335	685,261
Weighted-average number of common shares used in computing net loss per share – diluted	946,601	697,961	896,335	688,939

ImmunityBio Reports Operational and Financial Results

ImmunityBio, Inc.
Selected Balance Sheet Data

(Unaudited; in thousands)	September 30, 2025	December 31, 2024

Cash and cash equivalents, and marketable securities	$257,813	$149,809
Total assets	518,987	382,933
Related-party debt	500,804	461,877
Revenue interest liability	316,145	284,404
Total liabilities	1,042,397	871,062
Total ImmunityBio stockholders’ deficit	(524,319)	(489,098)
Total liabilities and stockholders’ deficit	518,987	382,933
ImmunityBio, Inc.
Summary Reconciliations of Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited; in thousands)	2025	2024	2025	2024

Cash (used in) provided by:
Net cash used in operating activities	$(68,907)	$(98,763)	$(234,558)	$(306,092)
Net cash used in investing activities	(181,361)	65,032	(193,374)	(22,080)
Net cash provided by financing activities	173,519	15,582	345,347	174,701
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(56)	11	10	(16)
Net change in cash and cash equivalents, and restricted cash	(76,805)	(18,138)	(82,575)	(153,487)
Cash and cash equivalents, and restricted cash, beginning of period	138,142	130,438	143,912	265,787
Cash and cash equivalents, and restricted cash, end of period	$61,337	$112,300	$61,337	$112,300

ImmunityBio Reports Operational and Financial Results

About ANKTIVA
The cytokine interleukin-15 (IL-15) plays a crucial role in the immune system by affecting the development, maintenance, and function of key immune cells—NK and CD8+ killer T cells—that are involved in killing cancer cells. By activating natural killer (NK) cells, ANKTIVA overcomes the tumor escape phase of clones resistant to T cells and restores memory T cell activity with resultant prolonged duration of complete response.
A key component in the Company’s BioShield platform, ANKTIVA is a first-in-class IL-15 agonist IgG1 fusion complex, consisting of an IL-15 mutant (IL-15N72D) fused with an IL-15 receptor alpha, which binds with high affinity to IL-15 receptors on NK, CD4+, and CD8+ T cells. This fusion complex of ANKTIVA mimics the natural biological properties of the membrane-bound IL-15 receptor alpha, delivering IL-15 by dendritic cells and drives the activation and proliferation of NK cells with the generation of memory killer T cells that have retained immune memory against these tumor clones.
ANKTIVA is currently approved by the U.S. Food and Drug Administration (FDA) with BCG for the treatment of adult patients with BCG-unresponsive NMIBC with CIS, with or without papillary tumors.
About ImmunityBio
ImmunityBio is a vertically-integrated commercial stage biotechnology company developing next-generation therapies that bolster the natural immune system to defeat cancers and infectious diseases. The Company’s range of immunotherapy and cell therapy platforms, alone and together, act to drive and sustain an immune response with the goal of creating durable and safe protection against disease. Designated an FDA Breakthrough Therapy, ANKTIVA is the first FDA-approved immunotherapy for non-muscle invasive bladder cancer CIS that activates NK cells, T cells, and memory T cells for a long-duration response. The Company is applying its science and platforms to treating cancers, including the development of potential cancer vaccines, as well as developing immunotherapies and cell therapies that we believe sharply reduce or eliminate the need for standard high-dose chemotherapy. These platforms and their associated product candidates are designed to be more effective, accessible, and easily administered than current standards of care in oncology and infectious diseases. For more information, visit ImmunityBio.com (Founder’s Vision) and connect with us on X (Twitter), Facebook, LinkedIn, and Instagram.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, commercial success of its products and product candidates, manufacturing capabilities, continued collaboration with third parties, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such forward-looking statements include statements regarding future operating results and prospects, commercialization activities, momentum and market data, including related to adoption of ANKTIVA, decisions and timelines related to the Company’s regulatory submissions and strategy, statements regarding the early results from initial GBM patients treated with ANKTIVA and the Company’s plans for initial trials in such program, early results from the NSCLC study and the implications thereof, the Company’s application to the NCCN to seek expansion of the BCG-unresponsive NMIBC guidelines and expectations related thereto, expectations related to the pricing and increased access to patients enabled by the rBCG EAP clinical trial and EAP

ImmunityBio Reports Operational and Financial Results

enrollment, timing, data and potential results to be drawn therefrom, the development of therapeutics for cancer and infectious diseases, potential benefits to patients, potential treatment outcomes for patients, the described mechanism of action and results and contributions therefrom, potential future uses and applications of ANKTIVA alone or in combination with other therapeutic agents for the prevention or reversal of lymphopenia, potential future uses and applications of ANKTIVA alone or in combination with other therapeutic agents across multiple tumor types and indications and for potential applications beyond oncology, potential regulatory pathways and the regulatory review process and timing thereof, the application of the Company’s science and platforms to treat cancers or develop cancer vaccines, immunotherapies and cell therapies that have the potential to change the paradigm in cancer care, and ImmunityBio’s approved product and investigational agents as compared to existing treatment options, among others. Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “is,” “seeks,” “should,” “will,” “strategy,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) risks and uncertainties regarding the FDA regulatory submission, filing and review process and the timing thereof, as well as that associated with regulatory agencies outside of the U.S. such as the European Medicines Agency (EMA), Medicines and Healthcare products Regulatory Agency (MHRA) and other global regulatory agencies, (ii) risks and uncertainties regarding commercial launch execution, success and timing, (iii) risks and uncertainties regarding participation and enrollment and potential results from the expanded access clinical investigation programs described herein, (iv) whether clinical trials will result in registrational pathways, (v) whether clinical trial data will be accepted by regulatory agencies, (vi) whether the NCCN will review and/or approve the Company’s submission described herein on the anticipated timeline or at all, (vii) risks and uncertainties regarding market access initiatives and timing, (viii) risks and uncertainties regarding changes in personnel at the FDA and limited resources at the FDA and potential delays associated therewith, (ix) the ability of ImmunityBio to fund its ongoing and anticipated clinical trials, (x) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs through itself and/or its investigators, and the timing and success of any such continued preclinical and clinical development, patient enrollment and planned regulatory submissions, (xi) potential delays in product availability and regulatory approvals, (xii) risks and uncertainties associated with third-party collaborations and agreements, (xiii) ImmunityBio’s ability to retain and hire key personnel, (xiv) ImmunityBio’s ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (xv) potential product shortages or manufacturing disruptions that may impact the availability and timing of product, (xvi) ImmunityBio’s ability to successfully commercialize its approved product and product candidates, (xvii) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its approved product and future approved products, and (xviii) ImmunityBio’s ability to obtain, maintain, protect, and enforce patent protection and other proprietary rights for ANKTIVA, its product candidates, and other technologies in development.

ImmunityBio Reports Operational and Financial Results

More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on March 3, 2025, and the Company’s Form 10-Q filed with the SEC on August 5, 2025, and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov.
ImmunityBio cautions you not to place undue reliance on any forward looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.
Investors
Hemanth Ramaprakash, PhD, MBA
ImmunityBio, Inc.
+1 858-746-9289
Hemanth.Ramaprakash@ImmunityBio.com
Media
Sarah Singleton
ImmunityBio, Inc.
+1 415-290-8045
Sarah.Singleton@ImmunityBio.com